Exhibit   99.1

FOR RELEASE:  Immediate

FROM:	New Ulm Telecom, Inc.
27 N. Minnesota
New Ulm, MN 56073
Phone 507-354-4111

CONTACT:	Bill Otis
New Ulm Telecom, Inc.
507-354-4111
E-mail: billotis@nu-telecom.net

NU-Telecom Announces Company Name Change to Nuvera

New name pays homage to New Ulm roots and looks toward future of growth and innovation.

New Ulm, Minn., MAY 24, 2018 — NU-Telecom—a leading regional communications company—announced today that it is changing its name to Nuvera, effective June 4, 2018. The new name honors the company’s heritage of more than 110 years in the communications business, and its commitment to grow beyond telecommunication solutions as the business and industry evolve. As part of the name change, the public corporate name will also shift from New Ulm Telecom Inc. to Nuvera Communications, Inc.

“We are very excited about the name Nuvera and what it stands for,” said Bill Otis, CEO. “It was important to choose a new name that strengthens our appeal to both residential and business customers and allows for expansion as our breadth and depth of services grow. The way technology, customers and businesses intersect is changing rapidly. We believe the name Nuvera allows us to move confidently into the future, serving customers, communities and businesses with technological advancements that make life better.”

Headquartered in New Ulm, Minnesota, Nuvera offers the highest level of advanced information technology to customers. The company provides residential customers Internet, digital TV, and voice and wireless communication services in Minnesota and Iowa. In addition, Nuvera delivers business customers a full suite of customizable hosted and managed services and customer support to meet their evolving IT needs and provide greater returns on their investment.

“Customers have always been and will continue to be our highest priority,” said Otis. “As Nuvera, we will uphold the tradition of excellent service, attitude and consideration they have come to rely on, while offering customized solutions and friendly, local support for individuals, families and businesses of all sizes.”

The new name was conceptualized in partnership with Nametag International Inc, a professional naming and brand strategy firm. Input from its customers and team and comprehensive research helped identify Nuvera as the new name. The “Nu” syllable is a nod to the company’s roots in New Ulm. It also conveys “new” which aligns with cutting-edge technology. The “vera” syllable translates to truth in Latin and also stands for versatility. The “era” syllable conveys growth and innovation our company is committed to and offers the imagery of a “new era”.

Along with the name change, Nuvera introduced a refreshed logo. The Nuvera marketing team collaborated with Beehive Strategic Communication to create a multi-color graphic that captures the breadth of customers, communities and services we work with. The logo’s upward momentum shows growth and innovation which is at the core of the company’s evolution. New company branding, in-store signage, customer communications and a refreshed website at www.nuvera.net will reflect the name change immediately.

About Nuvera

Nuvera is a well-established communications company with headquarters in New Ulm, MN that provides Internet, digital TV, voice, Managed Services, computer sales and computer repair services. Nuvera sells and services cellular phones and accessories and customer premise equipment. Nuvera has customer solutions centers in the Minnesota communities of New Ulm, Glencoe, Goodhue, Hutchinson, Litchfield, Redwood Falls, Sleepy Eye and Springfield as well as Aurelia, Iowa. Nuvera also operates TechTrends, a technology retail store, located in New Ulm. In addition, Nuvera offers television and Internet services in Cologne, Mayer, New Germany and Plato MN. Nuvera also holds partial ownership in FiberComm, LC, based in Sioux City, Iowa.

Nuvera Communications, Inc. is a publicly held corporation. For more information on the company or purchasing stock, visit www.nuvera.net.

Media Contact:

Kathy Van Roekel

Nuvera

507-233-4229

kathyvanroekel@nu-telecom.net